Exhibit 10.1

July 13, 2022

TO:          TransGlobe Energy Corporation (“TransGlobe” or “you”)

Dear Sirs/Madams:

Re:          Support and Voting Agreement

BACKGROUND

I (the “Holder” or “I”) understand that VAALCO Energy, Inc. (the “Company”), VAALCO Energy Canada ULC (“AcquireCo”) and TransGlobe wish to enter into an arrangement agreement dated as of the date hereof (the “Arrangement Agreement”) contemplating the acquisition by AcquireCo of all of the issued and outstanding common shares of TransGlobe (“TransGlobe Shares”) pursuant to a plan of arrangement under the provisions of the Business Corporations Act (Alberta).

Capitalized terms used in this letter agreement not otherwise defined herein shall have the respective meanings given to them in the Arrangement Agreement.

I, ●, am, or one of my affiliates or associates (as such term is defined in the Securities Act (Alberta)) is, as of the date hereof, the registered or beneficial owner of ● VAALCO Shares (the “Holder Shares”), ● options to purchase VAALCO Shares granted under the VAALCO Incentive Plans (the “Holder Options”) and ● restricted stock units issued under the VAALCO Incentive Plans (the “Holder RSUs”). The Holder Shares, the Holder Options and the Holder RSUs, together with any other securities of the Company directly or indirectly acquired by or issued to me during the term of this letter agreement, are collectively referred to herein as the “Holder Securities”.

REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE HOLDER

I hereby agree, solely in my capacity as securityholder and not in my capacity as an officer or director of the Company, from the date hereof until the termination of this letter agreement in accordance with its terms:

1.	at any meeting of stockholders of the Company to be held to consider the VAALCO Resolutions (including the VAALCO Meeting) or any of the other transactions contemplated by the Arrangement Agreement, or any adjournment or postponement thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent in lieu of a meeting) with respect to the VAALCO Resolutions or any of the transactions contemplated by the Arrangement Agreement is sought, to be counted as present for purposes of establishing quorum and to vote or to cause to be voted (and not withdraw any proxies or change its vote in respect thereof) the Holder Shares and any other Holder Securities entitled to be voted in respect of such matter, if any (a) in favour of the approval, consent, ratification and adoption of the VAALCO Resolutions and any other matter necessary or reasonably desirable for the consummation of the Arrangement, and (b) against any resolution, any action, proposal, transaction or agreement that could reasonably be expected to adversely affect or reduce the likelihood of the successful completion of the Arrangement or delay or interfere with, the completion of the Arrangement;

2.	to deliver or to cause to be delivered to the Company’s transfer agent duly executed proxies or voting information forms at least 10 Business Days prior to the VAALCO Meeting, such proxies or voting information forms (a) instructing the holder thereof to vote (i) in favour of the VAALCO Resolutions and any other matter necessary or reasonably desirable for the consummation of the Arrangement, and (ii) against any matter that could reasonably be expected to adversely affect or reduce the likelihood of the successful completion of the Arrangement or delay or interfere with, the completion of the Arrangement, and (b) naming those individuals as may be designated by the Company in the VAALCO Proxy Statement in connection with the VAALCO Meeting at which the VAALCO Resolutions will be voted on;

3.	to revoke and take all steps necessary to effect the revocation of any and all prior proxies granted or voting instructions forms or other voting documents delivered that may conflict or be inconsistent with the matters set forth in this letter agreement, and not to, directly or indirectly, grant or deliver any other proxy, power of attorney or voting instruction form with respect to the matters set forth in this letter agreement, except as expressly required or permitted by this letter agreement;

4.	not take any other action of any kind, including voting or not voting any of the Holder Securities, that would reasonably be expected to preclude, delay or interfere with the completion of the Arrangement or the approval of the VAALCO Resolutions; and

5.	not to, and cause my affiliates and associates not to, directly or indirectly, sell, transfer, pledge or assign or agree to sell, transfer, pledge or assign any of the Holder Securities or any interest therein (a “Transfer”) to any other Person without your prior written consent. Notwithstanding the foregoing, your consent will not be required should I Transfer any of the Holder Securities to an affiliate or associate of the Holder, provided that as a condition to such Transfer, such affiliate or associate shall execute a joinder to this letter agreement pursuant to which such affiliate or associate agrees to become a party to and comply with the terms of this letter agreement as if it were a VAALCO Stockholder.

Notwithstanding anything in this letter agreement to the contrary, if the VAALCO Board makes a VAALCO Change in Recommendation, I shall be entitled to abstain from voting on (a) the approval, consent, ratification and adoption of the VAALCO Resolutions and any other matter necessary for the consummation of the Arrangement, and (b) any matter that could reasonably be expected to adversely affect or reduce the likelihood of the successful completion of the Arrangement or delay or interfere with, the completion of the Arrangement.

I hereby represent and warrant that, subject to the terms of the Holder Options and the Holder RSUs, (a) I am the sole registered and/or beneficial owner of, or controls and directs, the Holder Securities, with good title thereto free and clear of any and all Liens, (b) I have the sole and exclusive right to vote (if applicable) and sell (in the case of transferable Holder Securities) all of the Holder Securities, and, other than pursuant to this letter agreement, none of the Holder Securities is subject to any proxy, power of attorney, attorney-in-fact, voting trust, vote pooling, or other agreement with respect to the right to vote, call meetings of stockholders or give consents or approvals of any kind, (c) no person has any agreement or option, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase, acquisition or transfer from me of any of the Holder Securities or any interest therein or right thereto, (d) the only securities of the Company beneficially owned by me and/or over which I exercise control, directly or indirectly, on the date hereof are the Holder Securities set forth on the first page hereof; and (e) this letter agreement has been duly executed and delivered and is a valid and binding agreement, enforceable against the Holder in accordance with its terms, subject to bankruptcy, insolvency and other similar Laws affecting creditor rights, generally and to principles of equity, and the performance by the Holder of its obligations hereunder will not constitute a violation or breach of or default under, or conflict with (i) any constating documents of the Holder, if applicable, contract, commitment, agreement, understanding or arrangement of any kind to which the Holder is or will be a party and by which the Holder will be bound at the time of such performance, or (ii) to the Holder’s knowledge, any applicable Laws, and acknowledges that TransGlobe is relying on such representations and warranties in connection with entering into this letter agreement. The representations and warranties of the Holder set forth in this paragraph shall not survive the completion of the Arrangement and will expire and be terminated on the earlier of the Effective Time and the date on which this letter agreement is terminated in accordance with its terms.

Notwithstanding any provision of this letter agreement to the contrary, (a) but subject to the terms and conditions of the Arrangement Agreement, I, in my capacity as director or officer of the Company (if the Holder holds such office), shall not be limited or restricted in any way whatsoever in the exercise of my fiduciary duties as director or officer of the Company, and (b) I will be entitled to exercise my rights under the Holder Options and the Holder RSUs to acquire VAALCO Shares (which VAALCO Shares, will be subject to the terms of this letter agreement).

I acknowledge that I: (a) have: (i) read this letter agreement in its entirety, understand it and agree to be bound by its terms and conditions; and (ii) been granted the opportunity to ask questions of, and to receive answers from, the Company’s legal counsel concerning the terms and conditions of this letter agreement; (b) have been advised to seek independent legal advice with respect to the execution and delivery of this letter agreement and have received such advice or have, without undue influence, elected to waive the benefit of any such advice; and (c) am entering into this letter agreement voluntarily.

REPRESENTATIONS AND WARRANTIES AND AGREEMENTS OF TRANSGLOBE

TransGlobe hereby represents and warrants to the Holder that TransGlobe validly subsists under the laws of Alberta. TransGlobe has all necessary corporate power and capacity to execute and deliver this letter agreement and to perform its obligations hereunder, and the execution and delivery of this letter agreement by TransGlobe and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of TransGlobe. This letter agreement is a valid and binding agreement, enforceable against TransGlobe in accordance with its terms, subject to bankruptcy, insolvency and other similar Laws affecting creditor rights, generally and to principles of equity, and the performance by TransGlobe of its obligations hereunder will not constitute a violation or breach of or default under, or conflict with (i) any constating documents of TransGlobe, or any contract, commitment, agreement, understanding or arrangement of any kind to which TransGlobe will be a party and by which TransGlobe is or will be bound at the time of such performance, and (ii) to its knowledge, any applicable Laws. TransGlobe acknowledges that the Holder is relying on the foregoing representations and warranties in connection with entering into this letter agreement. The representations and warranties of TransGlobe set forth in this paragraph shall not survive the completion of the Arrangement and will expire and be terminated on the earlier of the Effective Time and the date on which this letter agreement is terminated in accordance with its terms.

Notwithstanding any other provision of this letter agreement, TransGlobe hereby agrees and acknowledges that the Holder is bound hereunder solely in its capacity as a securityholder of the Company and that the provisions hereof shall not be deemed or interpreted to bind the Holder in its capacity as a director or officer of the Company (if the Holder holds such office). Without limiting the foregoing, TransGlobe acknowledges and agrees that (a) any action taken by the Holder in its capacity as director or officer of the Company (if the Holder holds such office) shall not be a violation of this letter agreement; and (b) nothing in this letter agreement shall prevent the Holder from serving as, or fulfilling its fiduciary duties as, a director or officer of the Company.

GENERAL

The parties agree that the details of this letter agreement may be described in any press release, information circular, prospectus, proxy statement or other communication or document prepared by the Company, TransGlobe or AcquireCo in connection with the Arrangement, in any material change report prepared by TransGlobe and in any Current Report on Form 8-K prepared by the Company in connection with the execution and delivery of this letter agreement and further agree to this letter agreement being made publicly available, including by filing on SEDAR and/or EDGAR and by any filings made under the securities laws of Canada, the United Kingdom or the United States or any state thereof (including disclosure of each parties’ identity, ownership of Holder Securities and the nature of the parties’ commitments, arrangements and understandings under this letter agreement and any other information required by applicable Law), in accordance with applicable securities Laws.

This letter agreement shall terminate and be of no further force or effect only upon the earliest of: (a) our written agreement; (b) the termination of the Arrangement Agreement in accordance with its terms; or (c) the Effective Time.

This letter agreement shall be governed by the laws of the Province of Alberta and the federal laws of Canada applicable therein.

This letter agreement shall be binding upon you and I and upon our respective heirs, legal representatives, successors and permitted assigns (as applicable), provided that neither you nor I may assign, delegate or otherwise transfer any of our respective rights, interests or obligations under this letter agreement without the prior written consent of the other, except as set forth herein and that you may assign, delegate or otherwise transfer any of your rights, interests or obligations under this letter to an affiliate, without reducing your obligations hereunder.

The parties acknowledge and agree that irreparable damage may occur in the event any of the provisions of this letter agreement are not performed in accordance with their specific terms or otherwise are breached or violated.  Accordingly, the parties agree that, without posting bond or other undertaking, the parties will be entitled to seek an injunction or injunctions to prevent breaches or violations of the provisions of this letter agreement and to seek to enforce by specific performance this letter agreement and the terms and provisions hereof in any claim (whether at law or in equity, whether civil or criminal), cause of action (whether in contract or tort or otherwise), hearing, charge, complaint, demand or notice to, from, by or before any Governmental Entity having jurisdiction over us and the matter in addition to any other remedy to which it may be entitled, at law or in equity and the parties hereby waive any and all defences which could exist in their favour in connection with such enforcement and waive any requirement for security or the posting of any bond in connection with such enforcement.

This letter agreement may be executed in any number of counterparts (including counterparts by facsimile or electronic mail) and all such counterparts taken together shall be deemed to constitute one and the same instrument. The parties shall be entitled to rely upon delivery of an executed facsimile or similar executed electronic copy of this letter agreement, and such facsimile or similar executed electronic copy shall be legally effective to create a valid and binding agreement between the parties.

If the foregoing is in accordance with your understanding and is agreed to by you, please signify your acceptance by executing this letter agreement where indicated below and returning the same to me, upon which this letter agreement as so accepted shall constitute an agreement among us.

Yours truly,

Accepted and agreed on July 13, 2022.

TRANSGLOBE ENERGY CORPORATION

Per:
Name:
Title: